Exhibit 10.2

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

This Assignment, Bill of Sale and Conveyance (this “Assignment”), dated effective as of March     , 2012 at 7:00 a.m. Central Time (the “Effective Time”), is made by TRANS ENERGY, INC., a Nevada corporation with a notice address of 210 Second Street, St. Marys, WV 26170 (“Assignor”) to AMERICAN SHALE DEVELOPMENT, INC., a Delaware corporation with a notice address of 210 Second Street, St. Marys, WV 26170 (“Assignee”).

1. For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further in consideration of the each of the parties hereto executing that certain Contribution Agreement of even date herewith, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, subject to the terms, exceptions and reservations hereof, all of Assignor’s right, title and interest in and to the following, LESS AND EXCEPT the Excluded Items (as hereinafter defined) (collectively, the “Properties”):

1.1.	Each oil, gas and mineral lease described on Exhibit “A” hereto insofar and only insofar as such leases cover and pertain to all depths below the top of the Rhinestreet Formation, defined as that geological formation or it stratigraphic equivalent at 6,682 feet subsurface as depicted on the Baker Hughes, Inc. Compensated Z-Densilog, Compensated Neutron Log, Digital Spectralog, Gamma Ray Log, Caliper Log, dated January 23, 2010 as measured from the rig Kelly bushing at 1,518 feet (elevation) for the Trans Energy, Inc. – Whipkey #2H Well API #47-051-01320 in Marshall County, Texas (the “Leases”);

1.2.	All producing, non-producing, shut-in and abandoned oil and gas wells, salt water disposal wells and injection wells located on the Leases, including the wells described in Exhibit “B” attached hereto (the “Wells”);

1.3.	All gathering lines, flowlines and pipelines connected to the Wells or located on the lands covered by the Leases, and all other personal property, equipment, fixtures, and improvements located on and appurtenant to the Leases and lands covered thereby or elsewhere insofar as they are used, held for use or obtained in connection with the operation of the Leases, the lands covered by the Leases or the Wells or relate to the production, treatment, sale, or disposal of oil, gas, natural gas liquids, condensate and related hydrocarbons or water produced from the Leases, the lands covered by the Leases or the Wells or attributable thereto;

1.4.	All presently existing unitization, pooling and/or communitization agreements, declarations or designations and statutorily, judicially or administratively created drilling, spacing and/or production units, whether recorded or unrecorded, insofar as the same are attributable or allocated to any Lease or Well, and all of the Assignor’s interest in and to the properties covered or units created thereby which are attributable to any Lease or Well;

1.5.

All presently existing oil, casinghead gas and gas sales agreements, operating agreements, farmout and farmin agreements, pooling agreements, purchase agreements, exploration agreements, area of mutual interest agreements, exchange and processing contracts and agreements, partnership and joint venture agreements and any other contracts, agreements and instruments insofar as the above agreements cover, are attributable to or relate to Assignor’s interests in the Leases, Wells or any interests pooled or unitized with any Lease or other Properties, including those contracts and agreements (collectively, the “Contracts”) described on Exhibit “C” attached hereto;

1.6.	All oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons (collectively, “Hydrocarbons”) in, on, under or produced from any Lease, Well or any interests pooled or unitized with any Lease from and after the Effective Time;

1.7.	All easements, permits, licenses, servitudes, rights of way, surface use agreements, and all other rights and appurtenances situated on or used in connection with any Lease, Well or any interests pooled or unitized with any Lease;

1.8.	To the extent the same are assignable or transferable, and further to the extent the same are related to any of the Properties, all of the Assignor’s interests in and to all orders, licenses, authorizations, permits and similar rights and interests, subject to the rights of third parties;

1.9.	All files, records and data (including electronic data), including lease files, land files, abstracts, title files (including title opinions), and other information in the possession of the Assignor or its affiliates or copies thereof specifically related to any Lease, Well or other Property, and all rights relating thereto.

It is the intent of the Assignor to convey and this Assignment hereby conveys to Assignee, subject to the exceptions, reservations and conditions herein contained, all of Assignor’s right, title, and interest, from and after the Effective Time, in and to the Properties, regardless of the omission of any lease or leases, errors in description, any incorrect or misspelled names or any transcribed or incorrect recording references.

2. Assignor specifically excepts from this Assignment and reserves unto itself the following (collectively, the “Excluded Items”):

2.1.	All formation documents, resolutions and similar governance documents of Assignor;

2.2.	Any existing or future refund of taxes or expenses borne by Assignor or Assignor’s predecessors in title attributable to the period prior to the Effective Time unless the Assignee is responsible for any liability relating to such costs, taxes or expenses;

2.3.	All rights and interests of Assignor (i) under any policy or agreement of insurance or indemnity (including, without limitation, any rights, claims or causes of action of Assignor against third parties under any indemnities or hold harmless agreements and any indemnities received in connection with Assignor’s prior acquisition of any of the Properties) to the extent and only to the extent such rights and interests relate to the ownership of the Properties prior to the Effective Time; or (ii) under any bond;

2.4.	All audit rights arising under any of the applicable Contracts or otherwise with respect to the Properties and any period prior to the Effective Time or to any of the Excluded Items;

2.5.	All claims of Assignor for refunds with respect to (i) any taxes attributable to any period prior to the Effective Time, (ii) income taxes or franchise taxes or (iii) any taxes attributable to the Excluded Items;

2.6.	All documents and instruments of Assignor that may be protected by an attorney-client privilege, and all data that cannot be disclosed to Assignee as a result of confidentiality arrangements under agreements with third parties;

2.7.	Any personal property and equipment necessary for Assignor in Assignor’s capacity as Contract Operator under that certain Contract Operator Agreement of even date herewith by and between Assignor and Republic Energy Operating, LLC;

2.8.	The formations, intervals, strata and depths covered by the Leases from the surface down to the top of the Rhinestreet Formation (as defined in Section 1.1 above), along with any wells, facilities, equipment, pipelines, rights-of-way, and contracts pertaining to such formations, intervals, strata and depths; and

2.9.	The items described in Exhibit “D” attached hereto.

TO HAVE AND TO HOLD all and singular such Properties together with all rights, titles, interests, estates, remedies, powers and privileges thereunto appertaining unto Assignee and Assignee’s successors and assigns forever.

3. Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend title to the interests in the Leases unto Assignee, Assignee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise. Except as provided in the preceding sentence, Assignor makes no, and expressly disclaims and negates any, warranty or representation, express, implied, statutory or otherwise, with respect to Assignor’s right, title or interest to any of the Properties. The foregoing notwithstanding, Assignor hereby assigns to Assignee all rights of substitution and subrogation in and to all of the rights, claims and causes of action on warranties Assignor may have against any preceding owners of the Properties, to the extent Assignor may legally transfer such rights.

4. Assignee assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations related to the Properties. Assignee is taking the Properties subject to the terms of the Leases and Contracts, and hereby assumes and agrees (in each case) to fulfill, perform, pay and discharge all of Assignor’s obligations thereunder.

5. The equipment and other personal property included in the Properties are assigned “AS IS, WHERE IS” WITH ALL FAULTS, AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF CONDITION, QUALITY, SUITABILITY, DESIGN, MARKETABILITY, INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS ARE HEREBY DISCLAIMED.

6. In addition to this Assignment, Assignor shall execute, acknowledge, and deliver to Assignee, in a timely manner and without further consideration, any documents or instruments that Assignee may reasonably require, including, without limitation, further assignments or conveyances required by any state or federal authority, deeds and consents to further evidence the assignment and conveyance of the Properties by Assignor to Assignee, or for otherwise carrying out the purposes of that certain Contribution Agreement of even date herewith by and among Assignor and Assignee (the “Contribution Agreement”).

7. This Assignment is delivered pursuant to, and hereby made subject to, the terms and conditions of the certain Contribution Agreement. In the event that any provision of this Assignment conflicts with, or is construed to conflict with, any provision of the Contribution Agreement, the provisions of the Contribution Agreement shall be deemed controlling to the extent of such conflict.

8. This Assignment may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one assignment.

9. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

10. To facilitate recording or filing of this Assignment, the counterpart to be recorded in a given county may contain only that portion of the exhibits that describe Properties located in that county. Assignor, on the one hand, and Assignee, on the other hand, have each retained a counterpart of this Assignment with complete exhibits.

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this instrument on the date of the acknowledgments annexed hereto, but effective for all purposes as of the Effective Time.

ASSIGNOR:

TRANS ENERGY, INC., a Nevada corporation

By:
John G. Corp, President

ASSIGNEE:

AMERICAN SHALE DEVELOPMENT, INC., a Delaware corporation

By:
John G. Corp, President

Upon recording, return to:

American Shale Development, Inc.

210 Second Street

St. Marys, WV 26170

[Signature Page to Assignment]

ACKNOWLEDGMENTS

STATE OF WEST VIRGINIA	)
	)	§
COUNTY OF PLEASANTS	)

This instrument was acknowledged before me on this      day of February, 2012, by John G. Corp, as President of Trans Energy, Inc., a Nevada corporation, on behalf of such corporation.

Notary Public

My Commission Expires:

Commission Number:

STATE OF WEST VIRGINIA	)
	)	§
COUNTY OF PLEASANTS	)

The foregoing instrument was acknowledged before me this      day of February, 2012, by John G. Corp, as                      of American Shale Development, Inc., a Delaware corporation, on behalf of such corporation.

Notary Public

My Commission Expires:

Commission Number:

[Acknowledgments to Assignment]

Exhibit “A”

[Leases]

[Exhibit “A” to Assignment]

Exhibit “B”

[Wells]

[Exhibit “B” to Assignment]

Exhibit “C”

[Contracts]

[Exhibit “C” to Assignment]

Exhibit “D”

[Excluded Items]

[Exhibit “D” to Assignment]